Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-111736) of Corporate Office Properties Trust of our report dated June 26, 2009 relating to the financial statements and supplemental schedule of Corporate Office Properties, L.P. Employee Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewatershouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

June 26, 2009